Exhibit 10.1

SEVERANCE AND RELEASE AGREEMENT

This SEVERANCE AND RELEASE AGREEMENT (the “Agreement”), dated December 13, 2016 and effective as of November 30, 2016 (the “Effective Date”) is made by and between Dipexium Pharmaceuticals, Inc. a Delaware corporation (the “Company”) and David Garrett (the “Executive”).

WHEREAS, the Company and Executive had entered into that certain Employment Agreement, dated February 3, 2014 (the “Employment Agreement”), pursuant to which the Executive served as Vice President, Finance and Corporate Development to the Company; and

WHEREAS, the Company desires to terminate Executive pursuant to the terms and conditions set forth herein due to business conditions that have developed since the completion of the Company’s Phase 3 clinical trials.

NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants and agreements herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.              Termination.  The Executive is hereby terminated on the Effective Date other than for Cause, pursuant to Section 5(c) of the Employment Agreement.

2.              Severance.  In exchange for the release and covenant not to sue set forth below, the Company will pay the Executive the severance benefits set forth in Section 3 below, subject to the terms and conditions of this Agreement.

3.              Severance Benefits (Equity and Cash Compensation) upon Termination.  On the Effective Date:

a.              Equity Grants.  All unvested stock options granted to Executive during the term of employment shall vest automatically, pursuant to Section 5(c) of the Employment Agreement. The parties agree that the Company has issued to Executive a total of 240,757 options to purchase shares of common stock of the Company during the term of employment; all of which are vested on the Effective Date.

b.              Cash Compensation.  The Company and Executive agree on the following terms with regard to cash compensation due to Executive pursuant to Section 5(c) of the Employment Agreement:

i.                  December 2016:  The Company shall continue to pay Executive in accordance with past practice for the month of December 2016.  Thereafter, the Company will pay Executive 11 months of then-current base salary on or about January 3, 2017 in the amount of $ 262,739 in a one-time payment to Executive at that time; and

ii.               Health Insurance:  The Company shall pay the cost of Executive’s health insurance for the month of December 2016 in the amount of $780.99. Thereafter, the Company shall pay to Executive a lump sum in the amount of $17,962.77, constituting reimbursement of an additional 23 months of health insurance coverage, pursuant to Section 5(c) of the Employment Agreement.

4.              Confidentiality.  Executive agrees to maintain the strict confidentiality of all “Confidential Information” during the term of this Agreement and for a period of two (2) years thereafter.  For purposes of this Agreement, “Confidential Information” shall mean all information and materials of the Company, and all information and materials received by the Company from third parties including, but not limited to, affiliates, subsidiaries, employees and other representatives of the Company which are not generally publicly available and all other information and materials which are of a proprietary or confidential nature, even if they are not marked as such.

5.              Return of Property.  Upon termination of this Agreement, Executive agrees to deliver promptly to the Company all printed, electronic, audio-visual and other tangible manifestations of work product, including all originals and copies thereof.

6.              Non-Disparagement.  Executive will not at any time disparage, defame or denigrate the reputation, character, image or products of the Company or any of its directors, officers, stockholders, employees or agents.

7.              Acknowledgement.  Executive acknowledges that the covenants of this Agreement are supported by good and adequate consideration, and that such covenants are reasonable and necessary in terms of duration and scope to protect the legitimate business interests of the Company.  Executive acknowledges and agrees that the Executive has been (i)  paid all wages, salary bonuses, commissions, expense reimbursements and any other amounts that Executive is owed, if any, (ii) paid all vacation time, sick time, paid time off or paid leave of absence, or in connection with any deferred compensation plan, if eligible, that Executive is owed, if any and (iii) given all time off to which Executive was entitled under any policy or law, including but not limited to leave under the Family and Medical Leave Act.

Release by Executive.  In exchange for providing Executive with the Severance Benefits in the timeframe set forth in Section 3 above, Executive agrees to fully release, and not to sue, the Company or any parent, subsidiary, predecessor, successor, or affiliate, and the directors, members, officers, agents, employees, and legal representatives thereof (collectively, the “Release Parties”) with respect to any claim, whether known or unknown, which Executive has, or may have, related to his employment or separation from the Company, including (i) all claims for wages, salary, commissions, holiday pay, paid time off, vacation pay, sick pay or any other pay or benefit; (ii) all claims of unlawful discrimination or retaliation on account of race, disability, handicap, sex (including sexual harassment), national origin, age, ancestry, religion, sexual orientation, marital status, veteran status, predisposing genetic characteristic, domestic violence victim status, or any other legally protected status in violation of any local, state or federal laws, ordinances, executive orders, rules, regulations or constitutions, including Title VII of the Civil Rights Act of 1964; The Fair Labor Standards Act of 1938; the Family and medical Leave Act; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act; and the Employee Retirement Income Security Act of 1974; any and all claims under any other federal, state or local statute or regulation, including any labor law, civil rights law or human rights law; (iii) all claims for violation of any agreement or representation, express or implied, made prior to or simultaneously with this agreement; and (iv) all claims based on wrongful termination of employment and similar or related claims.

Executive agrees that this release does not alter any agreements or promises Executive made prior to or during his employment concerning intellectual property, confidentiality, non-solicitation, or non-competition.

Executive agrees that he is the only person who is able to assert any right or claim arising out of Executive’s employment with or separation from the Company. Executive promises that Executive has not assigned, pledged or otherwise sold such rights or claims, nor has Executive relied on any promises other than those contained in this Agreement.

Executive agrees that neither this release nor the Severance Benefits set forth in Section 3 above being offered to Executive for this release is an admission by the Company of any liability or unlawful conduct of any kind.

Notwithstanding anything to the contrary in this Agreement, this Agreement does not release any rights or claims which may arise from acts occurring after the date on which this Agreement is signed or the rights and obligations of the parties under this Agreement.

8.              Miscellaneous.

a.              Governing Law.  This Agreement shall be construed and governed under and by the laws of the State of New York, without regard to the conflicts of laws principles thereof.

b.              Arbitration of Claims. In the event of any dispute, claim, question or disagreement arising from or relating to this Agreement or the breach thereof, the Company and Executive agree to settle the dispute, claim, question or disagreement by arbitration before a single arbitrator in New York County, New York selected by, and such arbitration to be administered by, the American Arbitration Association (“AAA”) in accordance with its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Each of the Company and Executive hereby agrees and acknowledges that all disputes between or among them are subject to the alternative dispute resolution procedures of this Section 9(b).  Each of the Company and Executive agrees that any aspect of alternative dispute resolution not specifically covered in this Agreement shall be covered, without limitation, by the applicable AAA rules and procedures. Each of the Company and Executive further agree that any determination by the arbitrator regarding any dispute, claim, question or disagreement arising from or relating to this Agreement shall be final and binding upon the parties hereto and shall not be subject to further appeal. Each of the Company and Executive shall bear its own costs and expenses and an equal share of the arbitrator’s fees and administrative fees of arbitration; provided, however, that upon receipt of the determination by the arbitrator, the prevailing party shall have all reasonable out-of-pocket fees and expenses reimbursed promptly (in all events within 10 calendar days following delivery to both parties of the arbitrator’s decision) by the non-prevailing party in any such dispute.

c.               Entire Agreement; Amendments.  This Agreement sets forth the entire understanding of the parties concerning the subject matter of this Agreement and incorporates all prior negotiations and understandings.  There are no covenants, promises, agreements, conditions or understandings, either oral or written, between them relating to the subject matter of this Agreement other than those set forth herein.  The publication, amendment, supplementation or replacement of an employee handbook by the Company shall not be deemed to alter, amend or modify the terms and conditions of this Agreement. No alteration, amendment, change or addition to this Agreement shall be binding upon any party unless in writing and signed by the party to be charged. No purported waiver by any party of any default by another party of any term or provision contained herein shall be deemed to be a waiver of such term or provision unless the waiver is in writing and signed by the waiving party. No such waiver shall in any event be deemed a waiver of any subsequent default under the same or any other term or provision contained herein. This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

d.              No Waiver.  No waiver of any of the provisions of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed or be construed as a further, continuing or subsequent waiver of any such provision or as a waiver of any other provision of this Agreement.  No failure to exercise and no delay in exercising any right, remedy or power hereunder will preclude any other or further exercise of any other right, remedy or power provided herein or by law or in equity.

e.               Severability.  If any term or provision of this Agreement, or application thereof to any person or circumstance, shall be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances, other than those as to which it is held invalid, shall both be unaffected thereby and each term or provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

f.                Execution in Counterparts.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

g.               Before signing this Agreement, Executive should make sure that he understands what he is signing, what benefits are being receiving, and what rights are being giving up. Executive should also, if he wishes, consult an attorney about the contents and meaning of this Agreement. Executive has twenty-one (21) days to consider the terms of this Agreement, which will expire if not executed within that period. Executive must deliver or mail the timely executed release to Dipexium Pharmaceuticals, Inc. Attention: David P. Luci, 14 Wall Street, Suite 3D, New York, NY 10005 within twenty-one (21) days of the date this Agreement is presented to Executive. Also after Executive has signed this Agreement, Executive may revoke the waivers contained herein at any time within seven (7) days of signing it by mailing written notice of Executive’s  revocation to: Dipexium Pharmaceuticals, Inc. Attention: David P. Luci, 14 Wall Street, Suite 3D New York, NY 10005. The Severance Benefits being offered to Executive will not become available until after the seven day period, if Executive does not revoke the release.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on December 13, 2016.

DIPEXIUM PHARMACEUTICALS, INC.

By:	/s/ David P. Luci
Name: David P. Luci
Title: President & CEO

EXECUTIVE:

/s/ David Garrett
David Garrett